                                                                       Exhibit 5


                         STRADLING YOCCA CARLSON & RAUTH
                           A PROFESSIONAL CORPORATION
                                ATTORNEYS AT LAW
                      660 NEWPORT CENTER DRIVE, SUITE 1600
                         NEWPORT BEACH, CALIFORNIA 92660

                            TELEPHONE (949) 725-4000
                               FAX (949) 725-4100



                                January 21, 1999

Radiance Medical Systems, Inc.
13700 Alton Parkway, Suite 160
Irvine, California 92618

        Re: Registration Statement on Form S-3

Ladies and Gentlemen:

        At your request, we have examined the form of Registration Statement on Form S-3 (the "Registration Statement"), being filed by Radiance Medical Systems, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission in connection with the registration under the Securities Act of 1933 for resale of an aggregate of up to 4,496,744 shares (the "Shares") of Common Stock, par value $.001 per share, of the Company (the "Common Stock"). The Shares may be sold from time to time for the account of the Selling Stockholders.

        We have examined the proceedings heretofore taken and are familiar with the additional proceedings proposed to be taken by the Company in connection with the authorization, issuance and sale of the securities referred to above.

        Based on the foregoing, and assuming that the full consideration for each of the Shares has been received by the Company, it is our opinion that the Shares covered by the Registration Statement have been, or will be when issued in accordance with the Agreement and Plan of Merger dated November 3, 1998, duly authorized and validly issued and are, or will be, fully paid and nonassessable shares of Common Stock.

        We consent to the use of this opinion as an exhibit to the Registration Statement in the Prospectus which is part of the Registration Statement.


                                                 Very truly yours,

                                                 STRADLING YOCCA CARLSON & RAUTH